Exhibit 107

Calculation of Filing Fee Tables

FORM S-8
(Form Type)

Yext, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Title of Securities to be Registered	Fee Calculation or Carry Forward Rule	Amount Registered		Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share	Other	4,893,380	(1)	$9.36	(2)	$45,802,036.80	$110.20 per $1,000,000	$5,047.38
Equity	Common Stock, $0.001 par value per share	Other	1,223,345	(3)	$7.96	(4)	$9,737,826.20	$110.20 per $1,000,000	$1,073.11
	Total Offering Amounts						$55,539,863.00		$6,120.49
	Total Fee Offsets								—
	Net Fee Due								$6,120.49

(1)	Represents shares of Common Stock reserved for issuance pursuant to the Registrant’s 2016 Equity Incentive Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2016 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of $9.36 per share, which represents the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on March 14, 2023.
(3)	Represents shares of Common Stock reserved for issuance pursuant to the Registrant’s 2017 Employee Stock Purchase Plan. Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2017 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(4)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of eighty-five percent (85%) of $9.36 per share, which represents the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on March 14, 2023. Pursuant to the 2017 Employee Stock Purchase Plan, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the lower of the fair market value per share on the first trading day of the applicable offering period or the fair market value per share on the last trading day of the applicable offering period.